Exhibit 99.1

GameStop Reports First Quarter Fiscal 2018 Results
Announces Appointment of Shane Kim as Interim Chief Executive Officer and
Rob Lloyd as Chief Operating Officer and Chief Financial Officer

Grapevine, Texas (May 31, 2018)—GameStop Corp. (NYSE: GME), today reported sales and earnings for the first quarter ended May 5, 2018 and announced changes to its leadership team.

Dan DeMatteo, executive chairman, stated, “Our team remains focused on improving the fundamentals of our core businesses in order to drive profitability and we were pleased to deliver first quarter sales and earnings in line with our expectations. We continue to expect annual sales and earnings results for fiscal 2018 to be in line with the guidance we provided last quarter.”

GameStop also announced today that Shane Kim, current member of the Company’s Board of Directors and former Microsoft executive, will serve as interim chief executive officer until a permanent one is named, and that Rob Lloyd has been promoted to chief operating officer and chief financial officer. Dan DeMatteo will continue serving as GameStop’s executive chairman of the Board.

Mr. DeMatteo said, “We are fortunate to have Shane assume the role of interim chief executive officer and welcome his insight as a video game industry veteran. Shane has been an actively engaged member of GameStop’s board of directors since 2011 and will bring additional executive focus, energy and passion to the organization during this time of transition. As the board conducts its search to fill the position on a permanent basis, Shane will work closely with Rob, who has earned a well-deserved promotion as the Company’s chief operating officer and chief financial officer, and Dan Kaufman, our executive vice president, chief administrative and legal officer. Together, Shane, Rob and Dan, along with the other members of our senior leadership team, will ensure the organization is focused on driving forward our business strategy and key priorities. With Shane’s proven track record as a highly effective leader and Rob’s extensive knowledge of the GameStop business, we will position each of our businesses to optimize their operations and profitability over the long-term.”

First Quarter Results
Total global sales decreased 5.5% to $1.93 billion (decreased 7.5% in constant currency), resulting in a consolidated comparable store sales decrease of 5.3% (2.6% decrease in the U.S. and 11.6% decrease internationally). Consistent with the company’s expectations, new hardware sales decreased 7.9% while new software sales decreased 10.3%, with each of these categories impacted by the highly successful launch of the Nintendo Switch in the first quarter of fiscal 2017. Software sales were further impacted by the strength of titles across platforms that launched in the prior fiscal year. Pre-owned sales declined 5.8% and worldwide omnichannel sales decreased 46.0% due to limited allocation of the Nintendo Switch at launch, which drove a 92.9% increase in omnichannel sales in the first quarter of fiscal 2017.

Digital sales and non-GAAP digital receipts increased 29.6% and 24.2%, respectively, excluding the first quarter 2017 revenues from Kongregate which was sold in July 2017. On a reported basis, digital sales decreased 2.5% to $43.0 million, while non-GAAP digital receipts increased 16.2% to $273.7 million.

Collectibles sales increased 24.4% to $142.4 million, driven by continued expansion of licensed merchandise offerings and unique product offerings.

Technology Brands sales decreased 16.1% to $169.0 million, primarily due to less promotional activity and the overlap of the previously disclosed change in AT&T’s dealer compensation structure from the previous year. Technology Brands GAAP operating earnings were $9.8 million. Technology Brands operating earnings, excluding store closure and other charges, were $11.2 million compared to $18.4 million in the prior-year quarter.

GameStop’s first quarter GAAP net income was $28.2 million, or $0.28 per diluted share, compared to net income of $59.0 million, or $0.58 per diluted share in the prior-year quarter. The first quarter results include store closure charges and other charges related to previously disclosed management changes of $12.6 million ($10.8 million net of taxes, or $0.11 per diluted share).

Excluding store closure and other charges, GameStop's adjusted net income for the first quarter was $39.0 million, compared to adjusted net income of $63.6 million in the prior-year quarter. Adjusted earnings per diluted share were $0.38 compared to adjusted earnings per diluted share of $0.63 in the prior-year quarter.

A reconciliation of non-GAAP results, including adjusted net income, operating earnings and Technology Brands operating earnings to its closest GAAP measure is included with this release (Schedule III).

Capital Allocation Update
On May 31, 2018, GameStop announced that its Board of Directors declared a quarterly cash dividend of $0.38 per common share that is payable on June 26, 2018 to shareholders of record at the close of business on June 12, 2018.

2018 Guidance
GameStop is reiterating its previously issued annual guidance for fiscal 2018 and continues to expect earnings to be substantially back half weighted for the fiscal year given the overlap of the Nintendo Switch launch in the first half of the year and expected strength of the title line up in the second half of the year.

Total Sales	-2.0% to -6.0%
Comparable Store Sales (excludes Tech Brands stores)	Flat to -5%
Income Tax Rate	26.0% to 27.0%
Adjusted (Non-GAAP) Earnings Per Share (diluted)	$3.00 to $3.35*
Capital Expenditures	$110.0 million to $120.0 million

Earnings per share guidance is calculated based on weighted average shares outstanding of 101.5 million.
* A reconciliation of non-GAAP forward-looking projections to GAAP financial measures is not available as the nature or amount of potential adjustments, which may be significant, cannot be determined at this time.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for May 31, 2018 at 5:00 p.m. ET to discuss the company’s financial results. The phone number for the call is 866-548-4713 and the passcode is 2306963. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates over 7,200 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. Our Technology Brands segment includes over 1,300 Spring Mobile AT&T and Simply Mac stores. Spring Mobile, www.springmobile.com, sells all of AT&T’s products and services, including DIRECTV, devices and related accessories in select markets in the U.S. Simply Mac, www.simplymac.com, sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted operating earnings, adjusted net income, digital receipts and constant currency. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Adjusted operating earnings and adjusted net income exclude the effect of items such as asset impairments, store closure costs, severance, retention compensation, as well as acquisition and divestiture costs. We define free cash flow as cash flow provided by operating activities less purchases for property and equipment plus cash flows from other investing activities, which primarily relate to tenant allowances. GameStop defines digital receipts as the full amount paid by the customer for digital content at the time of sale and/or the value attributed to digital content when physical and digital products are sold combined. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s outlook for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles and technology brands businesses; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; changes to our wireless industry partnerships and operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks ended May 5, 2018	13 weeks ended April 29, 2017
Net sales	$1,934.0	$2,045.9
Cost of sales	1,276.7	1,343.4
Gross profit	657.3	702.5
Selling, general and administrative expenses	566.1	563.5
Depreciation and amortization	34.1	37.9
Operating earnings	57.1	101.1
Interest expense, net	13.7	13.9
Earnings before income tax expense	43.4	87.2
Income tax expense	15.2	28.2
Net income	$28.2	$59.0

Net income per common share:
Basic	$0.28	$0.58
Diluted	$0.28	$0.58

Dividends per common share	$0.38	$0.38

Weighted-average common shares outstanding:
Basic	101.8	101.3
Diluted	102.0	101.4

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	66.0%	65.7%
Gross profit	34.0%	34.3%
Selling, general and administrative expenses	29.2%	27.5%
Depreciation and amortization	1.8%	1.9%
Operating earnings	3.0%	4.9%
Interest expense, net	0.7%	0.6%
Earnings before income tax expense	2.3%	4.3%
Income tax expense	0.8%	1.4%
Net income	1.5%	2.9%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	May 5, 2018	April 29, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$247.2	$311.9
Receivables, net	156.4	172.5
Merchandise inventories, net	1,306.1	1,216.9
Prepaid expenses and other current assets	141.9	145.7
Total current assets	1,851.6	1,847.0
Property and equipment:
Land	19.2	18.6
Buildings and leasehold improvements	728.4	727.4
Fixtures and equipment	964.8	938.4
Total property and equipment	1,712.4	1,684.4
Less accumulated depreciation	1,300.3	1,230.8
Net property and equipment	412.1	453.6
Goodwill	1,659.2	1,724.9
Other noncurrent assets	385.5	657.9
Total assets	$4,308.4	$4,683.4

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$551.4	$526.1
Accrued liabilities	600.6	845.4
Income taxes payable	62.7	94.1
Total current liabilities	1,214.7	1,465.6
Other long-term liabilities	91.6	133.2
Long-term debt, net	818.6	815.7
Total liabilities	2,124.9	2,414.5
Stockholders’ equity	2,183.5	2,268.9
Total liabilities and stockholders’ equity	$4,308.4	$4,683.4

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	May 5, 2018		April 29, 2017
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

New video game hardware	$359.2	18.6%	$389.9	19.1%
New video game software	466.7	24.1%	520.5	25.4%
Pre-owned and value video game products	495.7	25.6%	526.2	25.7%
Video game accessories	199.1	10.3%	176.1	8.6%
Digital	43.0	2.2%	44.1	2.2%
Technology Brands	169.0	8.7%	201.4	9.8%
Collectibles	142.4	7.4%	114.5	5.6%
Other	58.9	3.1%	73.2	3.6%

Total	$1,934.0	100.0%	$2,045.9	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	May 5, 2018		April 29, 2017
Gross Profit (in millions):	Gross Profit	Gross Profit Percent	Gross Profit	Gross Profit Percent

New video game hardware	$35.2	9.8%	$38.1	9.8%
New video game software	98.8	21.2%	113.7	21.8%
Pre-owned and value video game products	220.6	44.5%	253.7	48.2%
Video game accessories	67.5	33.9%	55.9	31.7%
Digital	38.2	88.8%	36.1	81.9%
Technology Brands	131.6	77.9%	144.6	71.8%
Collectibles	45.8	32.2%	35.2	30.7%
Other	19.6	33.3%	25.2	34.4%

Total	$657.3	34.0%	$702.5	34.3%

GameStop Corp.

Schedule III
(in millions, except per share data)
(unaudited)

Non-GAAP results
The following table reconciles the Company's operating earnings, net income and earnings per share as presented in its unaudited consolidated statements of operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted operating earnings, net income and earnings per share:

	13 Weeks Ended	13 Weeks Ended
	May 5, 2018	April 29, 2017
Technology Brands Adjusted Operating Earnings
Technology Brands operating earnings	$9.8	$11.1
Store closure costs	1.4	7.3
Technology Brands adjusted operating earnings	$11.2	$18.4

Consolidated Adjusted Operating Earnings
Operating earnings	$57.1	$101.1
Store closure costs	1.4	7.3
Severance and other	11.2	—
Adjusted operating earnings	$69.7	$108.4

Consolidated Adjusted Net Income
Net Income	$28.2	$59.0
Store closure costs	1.4	7.3
Severance and other	11.2	—
Tax effect of non-GAAP adjustments	(1.8)	(2.7)
Adjusted net income	$39.0	$63.6

Adjusted Earnings Per Share
Basic	$0.38	$0.63
Diluted	$0.38	$0.63

Number of shares used in adjusted calculation
Basic	101.8	101.3
Diluted	102.0	101.4

Contact
Mike Loftus
Vice President, Global Controller and Investor Relations
GameStop Corp.
investorrelations@gamestop.com